Exhibit 99.2
PROXY CARD
AMERICA WEST HOLDINGS CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
[month, day], 2005
The undersigned stockholder of America West Holdings Corporation (“America West Holdings”) hereby appoints Mark Burgoz, Darrel Jackson and Michelle Matheson, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the special meeting of stockholders of America West Holdings to be held on [month, day], 2005 at 9:30 am, local time, located at corporate headquarters, Annex Room A, 111 West Rio Salado Parkway, Tempe, Arizona, and any postponements or adjournments thereof, and to vote all shares of voting securities of America West Holdings, which the undersigned would be entitled to vote if personally present at the meeting, with all powers that the undersigned would have if personally present at the meeting.
        This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” the Proposal. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.
(Continued and to be signed on the reverse side)
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
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SPECIAL MEETING OF STOCKHOLDERS OF AMERICA WEST HOLDINGS CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER CONTEMPLATED THEREBY. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE   ☒

Proposal.	To adopt the Agreement and Plan of Merger, dated as of May 19, 2005, as amended, among US Airways Group, Inc., America West Holdings Corporation and Barbell Acquisition Corp. and approve the merger contemplated thereby.

FOR ☐	AGAINST ☐	ABSTAIN ☐
This proxy, when properly executed, will be voted in the manner directed above. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” the Proposal. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments of the meeting.
The undersigned hereby acknowledges receipt of the attached Notice of Special Meeting and Proxy Statement/Prospectus and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Signature of Stockholder	Date

Signature of Stockholder	Date

Note: Please sign exactly as your name or name(s) appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in authorization name by authorized person.